                                                                   EXHIBIT 11.1

                       UNISON SOFTWARE, INC. AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE (1)
                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (unaudited)

                                                           THREE MONTHS ENDED       SIX MONTHS ENDED
                                                               NOVEMBER 30            NOVEMBER 30,
                                                           1995         1996        1995       1996
                                                           ----         ----        ----       ----
Weighted average common shares outstanding for the
 period..................................................  7,462        7,829       7,014      7,744
Common equivalent shares assuming conversion of stock
 options and warrants under the treasury stock method....    506          265         505        315
                                                           -----        -----       -----      -----
Shares used in per share calculation.....................  7,968        8,094       7,519      8,059
                                                           -----        -----       -----      -----
                                                           -----        -----       -----      -----
Net income............................................... $1,058       $1,514      $1,387     $2,277
                                                          ------       ------      ------     ------
                                                          ------       ------      ------     ------
Net income per share..................................... $ 0.13       $ 0.19      $ 0.18     $ 0.28
                                                          ------       ------      ------     ------
                                                          ------       ------      ------     ------


(1) There is no difference between primary and fully diluted net income per share for all periods presented.







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